                                                                   EXHIBIT 10.43

                          LOAN AND SECURITY AGREEMENT

                                 by and among

                   CONGRESS FINANCIAL CORPORATION (WESTERN)
                                   as Lender

                                      and

                                IDEAMALL, INC.
                           CREATIVE COMPUTERS, INC.
                                ECOST.COM, INC.
                               ELINUX.COM, INC.
                         CREATIVE COMPUTERS INTEGRATED
                              TECHNOLOGIES, INC.

                                      and

                             COMPUTABILITY LIMITED
                                 as Borrowers


                             Dated:  March 7, 2001

                          LOAN AND SECURITY AGREEMENT


     This Loan and Security Agreement dated March 7, 2001 is entered into by and among CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender") and IDEAMALL, INC., a Delaware corporation ("IdeaMall"), CREATIVE
  ------                                                --------
COMPUTERS, INC., a California corporation ("Creative Computers"), ECOST.COM,
                                            ------------------
INC., a Delaware corporation ("ecost"), ELINUX.COM, INC., a Delaware corporation
                               -----
("eLinux"), CREATIVE COMPUTERS INTEGRATED TECHNOLOGIES, INC., a Delaware
  ------
corporation ("CCIT") and COMPUTABILITY LIMITED, a Delaware corporation
              ----
("Computability"), jointly and severally as co-borrowers (each a "Borrower" and
  -------------                                                   --------
collectively "Borrowers").
              ---------

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, IdeaMall owns all of the issued and outstanding capital stock of the other Borrowers; and

     WHEREAS, Borrowers operate as an integrated business unit with common product lines and the financial success of each of them is dependent upon the financial success of each other; and

     WHEREAS, IdeaMall receives essentially all of the payments made on account of the income of all of the Borrowers, and pays all of the expenses of the Borrowers; and

     WHEREAS, Creative Computers acquires and holds all of the Inventory for all of the Borrowers; and

     WHEREAS, all of the administrative and accounting functions of all of the Borrowers are consolidated and performed at their chief executive office; and

     WHEREAS, it would be impractical and uneconomical for Borrowers to change their operations and their administrative and accounting functions so as to act as separate and distinct enterprises; and

     WHEREAS, Borrowers have requested that Lender enter into certain financing arrangements with Borrowers as an integrated business unit pursuant to which Lender may make loans and provide other financial accommodations to Borrowers as an integrated business unit; and

     WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS.
            ------------

     All terms used herein which are defined in Article 1 or Article 9 of the California Uniform Commercial Code shall have the respective meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrowers and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meaning customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1  "Accounts" shall mean all present and future rights of Borrowers to
           --------
payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

     1.2  "Adjusted Eurodollar Rate" shall mean, with respect to each Interest
           ------------------------
Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal,
- -------------------
prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     1.3  "Adjusted Tangible Net Worth" shall mean as to any Person, at any
           ---------------------------
time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, excluding Intangible Assets, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) plus (b) indebtedness of such Person
                                          ----
and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender.

     1.4  "Apple Computer" shall mean Apple Computer, Inc., a California
           --------------
corporation.

     1.5  "Apple Intercreditor Agreement" shall mean that certain Intercreditor
           -----------------------------
and Release Agreement of even date herewith between Apple Computer as Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.6  "Appraised Liquidation Value" shall mean, with respect to Eligible
           ---------------------------
Inventory, the appraised value of such Eligible Inventory, expressed as a percentage of the Value thereof, as determined by Lender as of any date on an "orderly liquidation" basis, net of all estimated liquidation expenses, shrinkage and markdowns, pursuant to an appraisal conducted, at Borrowers' expense, by an independent appraisal firm acceptable to Lender or such value as otherwise determined by Lender in its sole discretion.

     1.7  "Availability Reserves" shall mean, as of any date of determination,
           ---------------------
such amounts as Lender may from time to time establish and revise in its commercially reasonable discretion reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do affect either (i) the Collateral or any other property which is security for the Obligations or its value or (ii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect any state of facts which Lender determines in good faith constitutes an Event of Default. Without limiting the generality of the foregoing, Lender (i) shall establish on the date hereof and maintain throughout the term of this Agreement and throughout any renewal term an Availability Reserve for an amount equal to two (2) months (or one (1) month in the case of the warehouse in Tennessee) of Borrowers' gross rent and other obligations as lessee for each leased premises of Borrowers which is either a warehouse location or is located in a state where a landlord may be entitled to a priority lien on Collateral to secure unpaid rent and with respect to each such property the landlord has not executed a form of waiver and consent acceptable to Lender, (ii) shall establish on the date hereof and maintain throughout the term of this Agreement and throughout any renewal term an Availability Reserve for an amount equal to the greater of the Value of the Inventory subject to the security interest of Apple Computer (or any other Persons who hold a security interest prior to Lender in the sale proceeds of Inventory, including without limitation Matsushita Electric Corp. of America, Phillips Consumer Electronics Company and Cannon U.S.A., Inc. unless and until those Persons have released or subordinated their security interests against Borrowers in a manner satisfactory to Lender) or the sum of the Borrowers' payables and accrued payables to Apple Computer (or such other Persons), provided, that, the Availability Reserve for the sum of such payables to Apple
- --------  ----
Computer shall be based upon the amounts reported from time to time by Apple Computer to Lender pursuant to the Apple Intercreditor Agreement, as such amounts may be reduced by wire transfers made by Lender to Apple Computer upon the written instructions of Borrowers, (iii) shall establish on the date hereof and maintain throughout the term of this Agreement and throughout any renewal term Availability Reserves for Letter of Credit Accommodations as provided in
Section 2.2(c) hereof and without duplication of Section 2.2(c), and (iv) if the Real Estate is sold, shall then establish and maintain throughout the remaining term of this Agreement and throughout any subsequent renewal term, an Availability Reserve in the amount of One Million Dollars ($1,000,000).

     1.8  "Blocked Account" shall have the meaning set forth in Section 6.3
           ---------------
hereof.

     1.9  "Business Day" shall mean any day other than a Saturday, Sunday, or
           ------------
other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

     1.10 "Code" shall mean the Internal Revenue Code of 1986, as the same now
           ----
exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.11 "Collateral" shall have the meaning set forth in 5 hereof.
           ----------

     1.12 "Credit Card/Check Processing Agreements" shall mean all agreements
           ---------------------------------------
now or hereafter entered into by any Borrower with any Credit Card Issuer or Credit Card/Check Processor as the same may now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.13 "Credit Card Issuer" shall mean any person who issues or whose members
           ------------------
issue credit cards used by customers of any Borrower to purchase goods, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards, and American Express, Discover, Diners Club, Carte Blanche, and other non-bank credit or debit cards.

     1.14 "Credit Card/Check Processor" shall mean any servicing or processing
           ---------------------------
agent or any factor or financial intermediary who facilities, services, processes, collects, guarantees or manages the credit authorization, billing transfer and/or payment from a Credit Card Issuer or on a check and other procedures with respect to any sales transactions of any Borrower involving credit card, debit card or check purchases by customers.

     1.15 "Credit Card/Check Processing Receivables" shall mean all Accounts
           ----------------------------------------
consisting of the present and future rights of any Borrower to payment by Credit Card Issuers or Credit Card/Check Processors for merchandise sold and delivered to customers of such Borrower who have purchased such goods using a credit card, debit card or check.

     1.16 "DFS" shall mean Deutsche Financial Services Corporation, a Nevada
           ---
corporation.

     1.17 "DFS Flooring Line" shall mean the floor plan financing arrangement
           -----------------
between DFS and Borrowers pursuant to which DFS will from time to time extend certain financing to Borrowers for the acquisition of certain Inventory.

     1.18 "DFS Intercreditor Agreement" shall mean that certain Intercreditor
           ---------------------------
and Subordination Agreement of even date herewith between DFS and Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.19 "Eligible Accounts" shall mean Accounts created by Borrowers which are
           -----------------
and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

          (a)  such Accounts arise from the actual and bona fide sale and
                                                       ---- ----
delivery of goods by Borrowers in the ordinary course of their business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

     (b) such Accounts are not unpaid more than one hundred twenty (120) days after the date of the original invoice for them and are not unpaid more than sixty (60) days after the original due date for them;

     (c)  such Accounts comply with the terms and conditions contained in
Section 7.2(d) of this Agreement, but any Credit Card/Check Processing Receivable complying with those terms and conditions shall not be Eligible Accounts;

     (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent (except for returns made in the ordinary course of business and in accordance with Borrowers' present practices);

     (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada, or, at Lender's option, if either: (i) the account debtor has delivered to Borrowers an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

     (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

     (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by any Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

     (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts (other than the collectibility of such Accounts by Lender by virtue of the Federal Assignment of Claims Act of 1940, as amended or any similar state or local law, if applicable), or reduce the amount payable or delay payment thereunder;

     (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

     (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with any Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

           (k) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

           (l) such Accounts of a single account debtor or its affiliates do not constitute more than fifteen percent (15%) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

           (m) such Accounts are not owed by an account debtor who has Accounts unpaid more than one hundred twenty (120) days after the date of the original invoice for them or more than sixty (60) days after the original due date for them which constitute more than fifty percent (50%) of the total Accounts of such account debtor;

           (n)  such Accounts are not Credit Card/Check Processing Receivables;

           (o)  such Accounts are not owed by consumers;

           (p) such Accounts are not service Accounts (other than for a manufacturer or other third party warranty contract);

           (q) if a bankruptcy petition is filed by or against any Borrower, and without limiting Lender's rights and remedies upon such filing, such Accounts are not generated from the sale of Inventory subject to the security interest of IBM Credit Corporation; and

           (r) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender in its commercially reasonable discretion.

Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

     1.20  "Eligible Inventory" shall mean Inventory consisting of finished
            ------------------
goods held for resale in the ordinary course of the business of Borrowers which are located at Borrowers' warehouse location(s) or retail store(s) and which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) raw materials or work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies and fixed assets used or consumed in Borrowers' business; (f) Inventory at premises other than those owned or controlled by Borrowers, except if Lender shall have received an agreement in writing from the person in possession of such Inventory in form and substance satisfactory to Lender acknowledging Lender's priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral; (g) Inventory in transit, unless such Inventory is in transit to one of Borrowers' retails stores or warehouse locations under a Letter of Credit Accommodation hereunder, and the bill of lading covering such Inventory names Lender as consignee and otherwise contains terms acceptable to Lender, and all originals of such bill of lading are in the possession of Lender, Reference Bank or another bailee acceptable to Lender; (h) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (i) bill and hold goods; (j) unserviceable or obsolete Inventory; (k) Inventory which is not subject to the valid and perfected security interest of Lender; (l) returned (except for closed box returns), damaged and/or defective Inventory; (m) Inventory purchased or sold on consignment; (n) Inventory located at service centers; (o) software, books, magazines, manuals, videos and similar Inventory; (p)

Inventory purchased under a Letter of Credit Accommodation that is outstanding as contemplated in Section 2.2(c)(i) hereof, and (q) Inventory subject to the security interest of IBM Credit Corporation or Hewlett-Packard Company. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

     1.21 "Eligible Transferee" shall mean (a) any affiliate of Lender; (b) any
           -------------------
other commercial bank or other financial institution and (c) any "accredited investor" (as defined in Regulation D under the Securities Act of 1933) approved by Lender, and except as otherwise provided in Section 12.5 hereof, as to any such accredited investor, as approved by Borrowers, such approval of Borrowers not to be unreasonably withheld, conditioned or delayed and such approval to be deemed given by Borrowers if no objection from Borrowers is received within ten
(10) Business Days after written notice of such proposed assignment has been provided by Lender; provided, that, neither any Borrower nor any affiliate of
                    --------  ----
any Borrower shall qualify as an Eligible Transferee.

     1.22 "Environmental Laws" shall mean all foreign, Federal, State and local
           ------------------
laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

     1.23 "Equipment" shall mean all of Borrowers' now owned and hereafter
           ---------
acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.24 "ERISA" shall mean the United States Employee Retirement Income
           -----
Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.25 "ERISA Affiliate" shall mean any person required to be aggregated with
           ---------------
any Borrower or any of its affiliates under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

     1.26 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on
           ---------------------
which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

     1.27 "Eurodollar Rate" shall mean with respect to the Interest Period for a
           ---------------
Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrowers and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrowers.

     1.28 "Eurodollar Rate Margin" based upon the audited net income of
           ----------------------
Borrowers on a consolidated basis during any twelve (12) month fiscal year shall mean (a) two and one-quarter percent (2.25%) per annum if such audited net income was greater than Two Million Five Hundred Thousand Dollars ($2,500,000),
(b) two and one-half percent (2.50%) per annum if such audited net income was equal to or less than Two Million Five Hundred Thousand Dollars ($2,500,000) but not less than One Dollar ($1), and (c) two and three-quarters percent (2.75%) per annum if such audited net income was less than One Dollar ($1), as adjusted pursuant to Section 3.1(d) hereof, provided, that, the Eurodollar Rate Margin
                                   --------  ----
shall not be reduced if an Event of Default has occurred and is continuing as determined by Lender.

     1.29 "Event of Default" shall mean the occurrence or existence of any event
           ----------------
or condition described in Section 10.1 hereof.

     1.30 "Excess Availability" shall mean the amount, as determined by Lender,
           -------------------
calculated at any time, equal to:

          (a) the lesser of (i) the amount of the Revolving Loans available to Borrowers as of such time (based on the applicable advance rates set forth in
Section 2.1(a) hereof), subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Credit (less the then outstanding principal amount of the Term Loan), minus
                                                         -----

          (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding principal amount of the Term Loan) (ii) the aggregate amount of all trade payables of Borrowers which are more than thirty (30) days past due as of such time, (iii) the aggregate amount of Borrowers' book overdrafts, and (iv) the aggregate amount of Borrowers' past due lease and notes payable.

     1.31 "Financing Agreements" shall mean, collectively, this Agreement and
           --------------------
all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

[B     1.32 "GAAP" shall mean generally accepted accounting principles in the
             ----
United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.15 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

     1.33 "Hazardous Materials" shall mean any hazardous, toxic or dangerous
           -------------------
substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

     1.34 "Information Certificates" shall mean the Information Certificates of
           ------------------------
Borrowers constituting Exhibit A hereto containing material information with
                       ---------
respect to Borrowers, their business and assets provided by or on behalf of Borrowers to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.35 "Intangible Assets" shall mean as to any Person (a) all loans or
           -----------------
advances to, and other receivables owing from, any officers, employers, subsidiaries or other affiliates of such Person, (b) all investments of such Person, (c) all goodwill of such Person, and (d) all other assets of such Person deemed intangible under GAAP or determined to be intangible by Lender in good faith.

     1.36 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of
           ---------------
approximately one (1), two (2), or three (3) months duration as Borrowers may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers may
                                                   --------  ----
not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

     1.37 "Inventory" shall mean all of Borrowers' now owned and hereafter
           ---------
existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

     1.38 "Inventory Advance Rates" shall mean the advance rates applicable to
           -----------------------
Eligible Inventory as determined in accordance with Section 2.1(a)(ii)(A).

     1.39 "Letter of Credit Accommodations" shall mean the letters of credit,
           -------------------------------
merchandise purchase or other guaranties which are from time to time either (a) issued, opened or provided by Lender for the account of any Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower of its obligations to such issuer.

     1.40 "Loans" shall mean the Revolving Loans and the Term Loan.
           -----

     1.41 "Maximum Credit" shall mean, with reference to the Revolving Loans,
           --------------
the Term Loan and the Letter of Credit Accommodations, the amount of Seventy-Five Million Dollars ($75,000,000).

     1.42 "Net Amount of Eligible Accounts" shall mean the gross amount of
           -------------------------------
Eligible Accounts less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     1.43 "Obligations" shall mean any and all Revolving Loans, the Term Loan,
           -----------
the Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

     1.44 "Obligor" shall mean any guarantor, endorser, acceptor, surety or
           -------
other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

     1.45 "Participant" shall mean any person which at any time participates
           -----------
with Lender in respect of the Loans, the Letter of Credit Accommodations or other Obligations or any portion thereof.

     1.46 "Payment Account" shall have the meaning set forth in Section 6.3
           ---------------
hereof.

     1.47 "Person" or "person" shall mean any individual, sole proprietorship,
           ------      ------
partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.48 "Prime Rate" shall mean the rate from time to time publicly announced
           ----------
by Reference Bank, or its successors, from time to time as its prime rate, whether or not such announced rate is the best rate available at such bank.

     1.49 "Prime Rate Loans" shall mean any Loans or portion thereof on which
           ----------------
interest is payable based upon the Prime Rate in accordance with the terms hereof.

     1.50 "Real Estate" shall mean the real estate owned by Creative Computers
           -----------
and commonly known as 1505 Wilshire Boulevard, Santa Monica, California.

     1.51 "Records" shall mean all of Borrowers' present and future books of
           -------
account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrowers with respect to the foregoing maintained with or by any other person).

          1.52 "Reference Bank" shall mean First Union National Bank, or such
                -------------
other bank as Lender may from time to time designate.

          1.53 "Renewal Date" shall have the meaning set forth in Section
                ------------

12.1(a) hereof.

          1.54 "Revolving Loans" shall mean the loans now or hereafter made by
                ---------------
Lender to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

          1.55 "Slow Moving Inventory" shall mean Inventory held by Borrowers
                ---------------------
for more than one hundred twenty (120) days.

          1.56 "Term Loan" shall mean the term loan made by Lender to Borrowers
                ---------
as provided in Section 2.3 hereof.

          1.57 "Value" shall mean, as determined by Lender in good faith, with
                -----
respect to Inventory, the lower of (a) cost under the first-in-first-out method, net of vendor discounts or (b) market value.

SECTION 2.     CREDIT FACILITIES.
               ------------------

          2.1  Revolving Loans.
               ---------------

               (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrowers from time to time in amounts requested by Borrowers up to the amount equal to the sum of:

                    (i) eighty-five percent (85%) of the Net Amount of Eligible Accounts, provided, that, such percentage advance rate shall be reduced by one
          --------  ----
percent (1%) for each percentage point by which the dilution rate on the Accounts, as determined by Lender in good faith based on the ratio of (A) the aggregate amount of reductions in Accounts other than as a result of payments in cash, to (B) the aggregate amount of total sales, exceeds five percent (5%), and provided, further, that the total sum available under this Section 2.1(a)(i)
- --------  -------
based upon Eligible Accounts owed by the United States of America, any State, political subdivision, agency or instrumentality thereof, with respect to which Borrowers have not fully complied with the Federal Assignment of Claims Act of 1940, as amended or any similar state or local law, if applicable, shall not exceed One Million Dollars ($1,000,000) at any time, plus
                                                     ----

                    (ii) the lesser of:

                         (A)  the sum of (1) sixty percent (60%) of the Value of
Eligible Inventory not consisting of office supplies (held for sale by Borrowers), refurbished Inventory, Slow Moving Inventory, or the Inventory described in clause (3) immediately below, not to exceed eighty-five percent (85%) of the Appraised Liquidation Value of such Eligible Inventory, plus (2)
                                                                     ----
the lesser of Two Million Dollars ($2,000,000) or forty percent (40%) of the Value of Eligible Inventory consisting of office supplies (held for sale by Borrowers), refurbished Inventory or Slow Moving Inventory and not consisting of the Inventory described in clause (3) immediately below, not to exceed eighty-five percent (85%) of the Appraised Liquidation Value of such Eligible Inventory, plus (3) seventy-five percent (75%) of the Value of Eligible
           ----
Inventory (a) that is in the vendor's original unopened, individual and factory sealed packaging, that has been held by Borrowers no more than ninety (90) days from date of purchase, and that DFS is committed to purchase for not less than ninety percent (90%) of the original invoice price therefor pursuant to the terms and provisions of the DFS Intercreditor Agreement, or (b) that is in its original closed box, that has been held by Borrowers no more than one hundred twenty
(120) days, and for which Apple Computer, upon its repossession thereof, is committed to credit the sum of the purchase prices thereof, net of certain rebates and other allowances, pursuant to the terms and provisions of the Apple Intercreditor Agreement, provided, that, the total sum available under this
                         --------  ----
Section 2.1(a)(ii)(A) based upon Eligible Inventory that is in transit to Borrowers shall not exceed Two Million Dollars ($2,000,000) at any time; or

                 (B)   Forty Million Dollars ($40,000,000), provided, that, such
                                                            --------  ----
amount shall be reduced to Twenty Million Dollars ($20,000,000) if the turn of Borrowers' Inventory is slower than twenty (20) days, as determined by Lender on a rolling six (6) month basis in accordance with Exhibit B attached hereto as the product of three hundred sixty (360) times the quotient of the average total Value of Inventory, divided by the cost of all Inventory sold, minus
                                                               -----

          (iii) the then undrawn amounts of outstanding Letter of Credit Accommodations, multiplied by the applicable percentages as provided for in
Section 2.2(c)(i) or Section 2.2(c)(ii) hereof; minus
                                                -----

          (iv)   any Availability Reserves.

    (Based upon the Appraised Liquidation Values of Eligible Inventory as of the date hereof, the effective advance rates under Section 2.1(a)(ii)(A) above will initially be forty-eight percent (48%) for Eligible Inventory not consisting of office supplies, refurbished Inventory and Slow Moving Inventory and forty percent (40%) for Eligible Inventory consisting of office supplies, refurbished Inventory and Slow Moving Inventory).

     (b) Lender may, in its commercially reasonable discretion, from time to time, upon not less than ten (10) days prior notice to Borrowers reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that:

          (i) the number of days of the turnover, or the mix, of such Inventory for any period has changed in any materially adverse respect; or

          (ii) the nature and quality of the Inventory has deteriorated in any material respect. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

     (c) Except in Lender's discretion, the aggregate amount of the Loans, the Letter of Credit Accommodations and other Obligations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans and Letter of Credit Accommodations, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations and other Obligations, exceeds the amounts available under the lending formulas set forth in Section 2.1(a) hereof, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

          (d) For purposes only of applying the sublimit on Revolving Loans based on Eligible Inventory pursuant to Section 2.1(a)(ii)(B) Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Availability Reserves shall be attributed first to any components of the lending formulas in Section 2.1(a) that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

     2.2  Letter of Credit Accommodations.
          -------------------------------

          (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrowers, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrowers (including without limitation a Letter of Credit Accommodation in favor of DFS pursuant to the DFS Intercreditor Agreement) containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrowers pursuant to this Section 2.

          (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Lender a letter of credit fee at a rate equal to one and one-half percent (1.50%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month; provided,
                                                                 --------
however, that so long as no Event of Default has occurred and is continuing,
- -------
such letter of credit fee shall not be charged on any Letter of Credit Accommodations up to an aggregate outstanding sum of Twenty Million Dollars ($20,000,000) that are issued in favor of any financial institution providing floorplan financing to Borrowers, and provided, further, that so long as no
                                      --------  -------
Event of Default has occurred and is continuing, such letter of credit fee on any Letter of Credit Accommodations issued in favor of any such floorplanning financial institutions that exceed Twenty Million Dollars ($20,000,000) in the aggregate outstanding shall be at a rate equal to one percent (1.0%) per annum. Notwithstanding the foregoing, such letter of credit fee shall be increased, at Lender's option without notice, to three and one-half percent (3.50%) per annum upon the occurrence and during the continuation of an Event of Default, and for the period on or after the date of termination or non-renewal of this Agreement. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

          (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrowers (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than:

               (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of:

                     (A) the product of the Value or Appraised Liquidation Value of such Eligible Inventory multiplied by one minus the Inventory Advance Rate under Section 2.1(a)(ii)(A) as applicable, plus
                                                ----

                     (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrowers' locations for Eligible Inventory within the United States of America;

               (ii) if the proposed Letter of Credit Accommodation is for standby letters of credit guaranteeing the purchase of Eligible Inventory or for any other purpose, other than the Letter of Credit Accommodation in favor of DFS pursuant to the DFS Intercreditor Agreement, an amount equal to one hundred percent (100%) of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto; and

               (iii) with respect to the Letter of Credit Accommodation in favor of DFS pursuant to the DFS Intercreditor Agreement, an amount equal to the indebtedness owed by Borrowers to DFS as reported to Lender by DFS on a daily basis pursuant to the DFS Intercreditor Agreement and to which the draws under such Letter of Credit Accommodation are limited pursuant to the DFS Intercreditor Agreement.

Effective on the issuance of each Letter of Credit Accommodation, the amount of Revolving Loans which might otherwise be available to Borrowers shall be reduced by the applicable amount set forth in this Section 2.2(c).

          (d) An Availability Reserve shall be established in the amount set forth in Section 2.2(c)(i) upon the placement of the order for the purchase of the subject Inventory. Effective upon the issuance of each Letter of Credit Accommodation for a purpose other than the purchase of Inventory, an Availability Reserve shall be established in the amount set forth in Sections 2.2(c)(ii) or (iii), as applicable.

          (e) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed Forty Million Dollars ($40,000,000); provided, that, if the sublimit on Revolving
                               --------  ----
Loans based on Eligible Inventory pursuant to Section 2.1(a)(ii)(B) is reduced to Twenty Million Dollars ($20,000,000), the amount of all outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory and all other commitments and obligations made or incurred by Lender in connection therewith shall not exceed Twenty Million Dollars ($20,000,000). At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrowers shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

          (f) Borrowers shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto (excluding any of the foregoing to the extent arising from the gross negligence or willful misconduct of Lender), including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrowers assume all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrowers' agent. Borrowers assume all risks for, and agree to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrowers hereby release and hold Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrowers, by any issuer or correspondent or otherwise, unless caused by the gross negligence or willful misconduct of Lender, with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

          (g) Nothing contained herein shall be deemed or construed to grant Borrowers any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers. Lender shall have the sole and exclusive right and authority to, and Borrowers shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in any Borrower's name.

          (h) Any rights, remedies, duties or obligations granted or undertaken by Borrowers to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrowers to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers to Lender and to apply in all respects to Borrowers.

     2.3  Term Loan.  Lender is making a Term Loan to Borrowers in the original
          ---------
principal amount of Two Million Dollars ($2,000,000). The Term Loan is (a) evidenced by a Term Promissory Note in such original principal amount duly executed and delivered by Borrowers to Lender concurrently herewith; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Promissory Note, and the other Financing Agreements and (c) secured by all of the Collateral. If the Real Estate is sold, the outstanding principal amount of the Term Loan, together with all accrued but unpaid interest thereon, shall become immediately due and payable.

SECTION 3.  INTEREST AND FEES.
            ------------------

       3.1  Interest.
            --------

            (a) Except as provided in Sections 3.1(b), (c), (d) and (e) below, Borrowers shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Prime Rate.

            (b) Borrowers may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrowers shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrowers, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or event which with notice or
        --------  ----
passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrowers from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrowers shall not exceed the amount equal to eighty percent (80%) of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrowers. Any request by Borrowers to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

            (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrowers, convert to Prime Rate Loans in the event that (i) an Event of Default or event which, with the notice or passage of time, or both, would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the sum of the Revolving Loans then available to Borrowers under Section 2 hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

               (d) Except as provided in Section 3.1(e) below, Borrowers shall pay to Lender interest on the outstanding principal amount of the Eurodollar Rate Loans at the rate of two and three-quarters percent (2.75%) per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrowers for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrowers), provided, that,
                                                               --------  ----
effective on the first day of the calendar month immediately following Lender's receipt of the audited financial statements of Borrowers for any twelve (12) month fiscal year (commencing with the twelve (12) month fiscal year ending December 31, 2000), and Lender's determination that those audited financial statements comply with the requirements set forth in Section 9.6(a)(ii) hereof, such interest rate shall be adjusted to such Adjusted Eurodollar Rate plus the applicable Eurodollar Rate Margin based upon the consolidated net income of Borrowers during such fiscal year as reflected in those audited financial statements, and provided further, that, such interest rate shall not be reduced
                -------- -------  ----
if those audited financial statements are qualified under GAAP or if an Event of Default is continuing as determined by Lender, and provided further, that, if
                                                   -------- -------  ----
the audited statements of Borrowers for any fiscal year are not furnished to Lender as and when required under Section 9.6(a)(ii) hereof, such interest rate shall be adjusted to such Adjusted Eurodollar Rate plus the highest Eurodollar Rate Margin until Lender receives and approves those audited financial statements.

               (e) Notwithstanding the foregoing, Borrowers shall pay to Lender interest, at Lender's option, without notice, at a rate two (2.0%) percent per annum greater than the applicable rate(s) chargeable above:

                    (i) on the non-contingent Obligations for the period from and after the date of termination or non-renewal hereof, or the date of the occurrence of an Event of Default, and for so long as such Event of Default is continuing as determined by Lender and until such time as Lender has received full and final payment of all such Obligations (notwithstanding entry of any judgment against Borrowers); and

                    (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

All interest accruing hereunder on and after the occurrence of any of the events referred to in this Section 3.1(e) shall be payable on demand.

               (f) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     3.2  Closing Fee.  Borrowers shall pay to Lender as a closing fee
          -----------
(inclusive of any commitment fees paid to Lender by Borrowers) Two Hundred Eighty-One Thousand Two Hundred Fifty Dollars ($281,250), which fee shall be fully earned as of and payable on the date hereof.

     3.3  Loan Servicing Fee.  Borrowers shall pay to Lender a monthly loan
          ------------------
servicing fee in an amount equal to Three Thousand Dollars ($3,000), plus out-of-pocket costs and expenses, in respect of Lender's services while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on a monthly basis, in advance, on the date hereof and on the first day of each month hereafter.

     3.4  Unused Line Fee.  Borrowers shall pay to Lender monthly an unused line
          ---------------
fee equal to a rate equal to one-quarter of one percent (0.25%) per annum calculated upon the amount, if any, by which the sum of Sixty Million Dollars ($60,000,000) exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

     3.5  Compensation Adjustment.
          -----------------------

          (a) If after the date of this Agreement the introduction of, or any change in, any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) having general application to financial institutions of the same type as Lender or any Participant, or any interpretation thereof, or compliance by Lender or any Participant therewith:

               (i) subjects Lender to any tax, duty, charge or withholding on or from payments due from Borrowers (excluding franchise taxes imposed upon, and taxation of the overall net income of, Lender or any Participant), or changes the basis of taxation of payments, in either case in respect of amounts due it hereunder, or

               (ii) imposes or increases or deems applicable any reserve requirement or other reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender or any Participant, or

               (iii) imposes any other condition the result of which is to increase the cost to Lender or any Participant of making, funding or maintaining the Loans or Letter of Credit Accommodations or reduces any amount receivable by Lender or any Participant in connection with the Loans or Letter of Credit Accommodations, or requires Lender or any Participant to make payment calculated by references to the amount of loans held or interest received by it, by an amount deemed material by Lender or any Participant, or

               (iv) imposes or increases any capital requirement or affects the amount of capital required or expected to be maintained by Lender or any Participant or any corporation controlling Lender or any Participant, and Lender or any Participant determines that such imposition or increase in capital requirements or increase in the amount of capital expected to be maintained is based upon the existence of this Agreement or the Loans or Letter of Credit Accommodations hereunder, all of which may be determined by Lender's reasonable allocation of the aggregate of its impositions or increases in capital required or expected to be maintained, and the result of any of the foregoing is to increase the cost to Lender or any Participant of making, renewing or maintaining the Loans or Letter of Credit Accommodations, or to reduce the rate of return to Lender or any Participant on the Loans or Letter of Credit Accommodations, then upon demand by Lender, Borrowers shall pay to Lender, and continue to make periodic payments to Lender or any Participant, such additional amounts as may be necessary to compensate Lender or any Participant for any such additional cost incurred or reduced rate of return realized.

          (b) A certificate of Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid and the compensation and the method by which such amounts were determined. In determining any additional amounts due from Borrowers under this Section 3.5, Lender shall act reasonably and in good faith and will, to the extent that the increased costs, reductions, or amounts received or receivable relate to the Lender's or a Participant's loans or commitments generally and are not specifically attributable to the Loans and commitments hereunder, use averaging and attribution methods which are reasonable and equitable and which cover all such loans and commitments by the Lender or such Participant, as the case may be, whether or not the loan documentation for such other loans and commitments permits the Lender or such Participant to receive compensation costs of the type described in this Section 3.5.

     3.6  Changes in Laws and Increased Costs of Loans.
          --------------------------------------------

          (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrowers, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation having general application to financial institutions of the same type as Lender, Reference Bank or any Participant, as applicable (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error. In determining any additional amounts due from Borrowers under this
Section 3.6, Lender shall act reasonably and in good faith and will, to the extent that the increased costs, reductions, or amounts received or receivable relate to the Lender's or a Participant's loans or commitments generally and are not specifically attributable to the Loans and commitments hereunder, use averaging and attribution methods which are reasonable and equitable and which cover all such loans and commitments by the Lender or such Participant, as the case may be, whether or not the loan documentation for such other loans and commitments permits the Lender or such Participant to receive compensation costs of the type described in this Section 3.6.

            (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any Participant for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4.  CONDITIONS PRECEDENT.
            --------------------

     4.1    Conditions Precedent to Initial Loans and Letter of Credit
            ----------------------------------------------------------
Accommodations.  Each of the following is a condition precedent to Lender making
- --------------
the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

            (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination of any interest in and to any assets and properties of Borrowers, duly authorized, executed and delivered by Epson America Inc., including, but not limited to, UCC termination statements for all UCC financing statements and Lender shall have satisfied itself that it has valid, perfected and first priority security interests in and liens upon the Collateral and any other property which is intended as security for the Obligations or the liability of any Obligor in respect thereto, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

            (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

            (c) no material adverse change shall have occurred in the assets, business or prospects of Borrowers since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

          (d) Lender shall have completed a field review of the Records and of such other financial information, projections, budgets, business plans, cash flows as Lender shall reasonably request from time to time, including, but not limited to, current agings of receivables, current perpetual inventory records and/or rollforwards of Accounts and Inventory through the date of closing (including an appraisal and a physical count of the Inventory by third parties acceptable to Lender), together with supporting documentation, including documentation with respect to Inventory in-transit, goods in bonded warehouses or at other third-party locations, that will enable Lender to accurately identify and verify the Eligible Inventory at or before the date hereof in a manner satisfactory to Lender, the results of which shall be satisfactory to Lender;

          (e) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgments by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

          (f) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

          (g) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers and Obligors with respect to the Financing Agreements and such other matters as Lender may reasonably request;

          (h) the Excess Availability as determined by Lender as of the date hereof, shall be not less than Four Million Seven Hundred Thousand Dollars ($4,700,000) after giving effect to the initial Loans made or to be made hereunder and the payment of all fees and expenses payable upon the consummation of the initial transactions contemplated by this Agreement;

          (i) Lender shall have received, in form and substance satisfactory to Lender and its counsel, the assignment of all of Borrowers' rights in registered patents, trademarks, service marks and copyrights, as Collateral hereunder, on Lender's standard forms of Collateral Assignments;

          (j) Lender shall have received, in form and substance satisfactory to Lender, an executed copy of a Blocked Account agreement, pursuant to Section 6.3(a) hereof, among Lender, Borrowers and a bank acceptable to Lender;

          (k) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender;

          (l) Apple Computer, DFS, IBM Credit Corporation and Hewlett-Packard Company shall have executed such intercreditor/subordination/release agreements in form and substance satisfactory to Lender;

          (m) all Credit Card Issuers and Credit Card/Check Processors shall have been irrevocably directed by the parties to Credit Card/Check Processing Agreements, and such Credit Card Issuers and Credit Card/Check Processors shall agree, that all proceeds of Credit Card/Check Processing Receivables shall be remitted to the Blocked Account;

          (n) each of the depository banks used for payment of Borrowers' expenses and by Borrowers' retail store locations(s) for the deposit of receipts from the sale of merchandise or for the deposit of other proceeds of Collateral and other property which are security for the Obligations shall have been notified of Lender's security interest therein and shall have been irrevocably authorized and directed to send all funds on deposit with such banks only to the Blocked Account or as Lender otherwise directs;

          (o) each of the institutions with which Borrowers maintain any investment property shall have executed a control agreement in form and substance satisfactorily to Lender;

          (p) Lender shall have received, in form and substance satisfactory to Lender, a deed of trust against the Real Estate, together with an irrevocable commitment to issue a valid and effective title insurance policy issued by a company acceptable to Lender insuring the priority, amount and sufficiency of such deed of trust, insuring against matters that would be disclosed by surveys and containing any legally available endorsements, assurances or affirmative coverage reasonably requested by Lender for protection of its interest; and as a condition precedent to the Term Loan only, Lender shall have received a written appraisal of the fair market value of the Real Estate, which appraisal shall be addressed to Lender and shall be in form and substance, and issued by an appraiser, satisfactory to Lender, together with a Phase I environmental assessment report on the Real Estate, which report shall be addressed to Lender and shall be in form and substance, and issued an environmental firm, satisfactory to Lender; and

          (q) Lender shall have reviewed and approved of any and all of Borrowers' agreements with its vendors, and shall have received consents of such vendors, if required, in form and substance satisfactory to Lender.

     4.2  Conditions Precedent to All Loans and Letter of Credit Accommodations.
          ---------------------------------------------------------------------
Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

          (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.  GRANT OF SECURITY INTEREST.
            ---------------------------

     To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):
- -----------

     5.1    all Accounts and other indebtedness owed to the such Borrower;

     5.2 all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, mailing lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities, investment property, letters of credit, proceeds of letters of credit, bankers' acceptances and guaranties;

     5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

     5.4    all Inventory;

     5.5    all Equipment;

     5.6    all Records;

     5.7    as to Creative Computers, the Real Estate; and

     5.8 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 6.  COLLECTION AND ADMINISTRATION.
            ------------------------------

     6.1    Borrowers' Loan Account.  Lender shall maintain one or more loan
            -----------------------
account(s) on its books in which shall be recorded (a) all Loans, all Letter of Credit Accommodations and all other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     6.2  Statements.  Lender shall render to Borrowers each month a statement
          ----------
setting forth the balance in the Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within sixty (60) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrowers a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers.

     6.3  Collection of Accounts.
          ----------------------

          (a) Borrowers shall establish and maintain, at their expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 8.8 and after prior written notice to Lender, such other banks as
   ------------
Borrowers may hereafter select as are acceptable to Lender. The banks set forth on Schedule 8.8 constitute all of the banks with whom any Borrower has deposit
   ------------
account arrangements and merchant payment arrangements as of the date hereof.

               (i) Borrowers shall deposit all proceeds from sales of Inventory in every form (including, without limitation, cash, checks, credit card sales drafts, credit card sales of charge slip or receipts and other forms of daily receipts) and all other proceeds of Collateral that are received at Borrowers' retail store location(s), on each Business Day into the deposit accounts of Borrowers used solely for such purpose as set forth on Schedule 8.8. Borrowers
                                                       ------------
shall irrevocably authorize and direct in writing, in form and substance satisfactory to Lender, each of the banks into which proceeds from sales of Inventory and any and all other proceeds of Collateral are at any time deposited as provided above to send by wire transfer on a daily basis all funds deposited in such account, and shall irrevocably authorize and direct in writing their account debtors, Credit Card Issuers and Credit Card/Check Processors to directly remit payments on their Accounts, Credit Card Receivables and all other payments constituting process of Inventory to the Blocked Accounts described in
Section 6.3(a)(ii) below. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, those of such banks used by Borrowers' retail store location in Memphis, Tennessee shall remit the foregoing proceeds received by them to the Blocked Accounts on a weekly basis, instead of a daily basis, provided, that, the aggregate sum of such proceeds held by those banks
       --------  ----
shall not exceed Fifty Thousand Dollars ($50,000) at any time. Such authorizations and directions shall not be rescinded, revoked or modified without the prior written consent of Lender.

               (ii) Borrowers shall establish and maintain, at their expense, a blocked account or lockboxes and related blocked accounts (in either case, each a "Blocked Account" and collectively the "Blocked Accounts"), as Lender may
   ---------------                        ----------------
specify, with such bank or banks as are acceptable to Lender into which Borrowers shall promptly deposit and direct their account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Each bank at which a Blocked Account is established shall enter into an agreement, in form and substance satisfactory to Lender, providing (unless otherwise agreed to by Lender) that all items received or deposited in such Blocked Account are the Collateral of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into such Blocked Account to such bank account of Lender as Lender may from time to time designate for such purpose (the "Payment Account"). Borrowers agree that all
                                 ---------------
amounts deposited in the Blocked Accounts or other funds received and collected by Lender, whether as proceeds of Inventory, the collection of Accounts or other Collateral or otherwise shall be the Collateral of Lender.

          (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account. For purposes of calculating the amount of the Revolving Loans available to Borrowers such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender in the Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrowers' loan account on such day, and if not, then on the next Business Day. If no monetary obligations by Borrowers are outstanding on any day, Borrowers shall pay interest at the applicable rate set forth in Section 3.1(a) on the amount of any payments or other funds that are received by Lender (irrespective of the characterization of whether receipts are owned by Lender or Borrowers) for such day.

          (c) Borrowers and all of their affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, cash, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or from sales of Inventory or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall any such monies, checks, notes, drafts or other payments be commingled with any Borrower's own funds. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person, unless such payment or indemnification obligation of Lender was a result of Lender's gross negligence or willful misconduct. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

     6.4  Payments.  All Obligations shall be payable to the Payment Account as
          --------
provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrowers or for the account of Borrowers (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines; provided, that, so long as no Event of Default has occurred and is continuing,
- --------  ----
proceeds generated in the ordinary course of Borrowers' business on Accounts or Inventory will not be applied to any principal amount not yet due and payable on the Term Loan or to contingent Obligations. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and do hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     6.5  Authorization to Make Loans.  Lender is authorized to make the Loans
          ---------------------------
and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrowers or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations; provided, that, proceeds of Loans shall be
                                      --------  ----
remitted by Lender to accounts designated by Borrowers in writing, which accounts shall be accounts of Borrowers unless otherwise agreed by Lender. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received at or before 10:30 a.m. (Los Angeles time) on any Business Day shall be deemed to have been made as of such Business Day. Requests received on any day that is not a Business Day or received after 10:30 a.m. (Los Angeles time) on any Business Day shall be deemed to have been made as of the opening of business on the immediately following Business Day. Subject to the terms and conditions of this Agreement, Lender will make the Loans or commence arranging for the Letter of Credit Accommodations (as requested by Borrowers) on the Business Day the request is deemed to have been made or such later Business Day as may be specified by Borrowers. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of Borrowers or otherwise disbursed or established in accordance with the instructions of Borrowers or in accordance with the terms and conditions of this Agreement.

     6.6  Use of Proceeds.  Borrowers shall use the initial proceeds of the
          ---------------
Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7.  COLLATERAL REPORTING AND COVENANTS.
            -----------------------------------

     7.1    Collateral Reporting. Borrowers shall provide Lender with the
            --------------------
following documents in a form satisfactory to Lender: (a) on a weekly basis, (i) schedules of sales made, credits issued and cash received, which, after the occurrence of an Event of Default or the filing of a bankruptcy petition by or against any Borrower, and for so long as such Event of Default is continuing or such bankruptcy petition has not been dismissed, shall separately account for sales of Inventory subject to the security interest of IBM Credit Corporation,
(ii) schedules of Inventory (net of fixed assets) separately identifying Inventory by vendor, type, location and age, with perpetual inventory reports identifying "Qualified Merchandise" (as defined in the DFS Intercreditor Agreement), (iii) schedules of accounts payable and accrued accounts payable to any vendor holding a security interest in any property of the Borrowers, and
(iv) borrowing base certificates; (c) on a monthly basis, on or before the tenth
(10th) Business Day of such month for the immediately preceding month or more frequently as Lender may request, (i) agings of accounts receivable, (ii) detailed perpetual inventory reports, (iii) inventory reports (net of fixed assets) by vendor, type, location and age, (iv) agings of accounts payable, accrued accounts payable, lease payables and other payables, (v) reports of sales for each category of Inventory, (vi) summary reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals, (vii) reports on Credit Card/Check Processing Receivables, and other indebtedness owed to Borrowers, including aggregate outstanding amounts by category, payments, accruals and returns and other credits, and (viii) a certificate from an authorized officer of Borrowers representing that each Borrower has made payment of sales and use taxes during such month or, at Lender's request, other evidence of such payment; (d) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers; and (e) such other reports as to the Collateral or other property which is security for the Obligations as Lender shall request from time to time. Borrowers shall provide Lender, as soon as available, but in any event not later than five (5) days after receipt by Borrowers, with all statements received from Apple Computer and any other vendor who may hold a security interest in any Borrower's assets, together with such additional information as shall be sufficient to enable Lender to monitor the accounts payable and accrued accounts payable to them. If any of Borrowers' records or reports of the Collateral or other property which is security for the Obligations are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorize such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     7.2    Accounts Covenants.
            ------------------

            (a) Borrowers shall notify Lender promptly of the assertion of any claims, offsets, defenses of counterclaims by any account debtor, or any disputes with any of such persons or any settlement, adjustment or compromise thereof, in the schedules, certificates and reports provided pursuant to Section
7.1 hereof.

            (b) Borrowers shall notify Lender promptly of: (i) any material delay in any Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrowers' knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card/Check Processor except in the ordinary course of Borrowers' business in accordance with its most recent past practices and policies. So long as no Event of Default exists or has occurred and is continuing, Borrowers may settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer or Credit Card/Check Processor in the ordinary course of Borrowers' business in accordance with their most recent past practices and policies. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer or Credit Card/Check Processor or grant any credits, discounts or allowances. Borrowers shall notify Lender promptly of (i) any notice of a material default by any Borrower under any of the Credit Card/Check Processing Agreements or of any default which might result in the Credit Card Issuer or Credit Card/Check Processor ceasing to make payments or suspending payments to Borrowers, (ii) any notice from any Credit Card Issuer or Credit Card/Check Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to Borrowers from such person, or that such person is terminating or will terminate any of the Credit Card/Check Processing Agreements, and (iii) the failure of any Borrower to comply with any material terms of the Credit Card/Check Processing Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card/Check Processor ceasing or suspending payments to Borrowers.

          (c) Without limiting the obligation of Borrowers to deliver any other information to Lender, Borrowers shall promptly report to Lender any return of Inventory by any account debtor. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

          (d)  With respect to each Account and Credit Card/Check Processing
Receivable: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card/Check Processor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrowers' business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal Laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

          (e) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account, Credit Card/Check Processing Receivable or other Collateral, by mail, telephone, facsimile transmission or otherwise.

          (f) Borrowers shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrowers, all chattel paper and instruments which Borrowers now own or may at any time acquire immediately upon Borrowers' receipt thereof, except as Lender may otherwise agree.

          (g) Lender may, at any time or times that an Event of Default exists or has occurred, (i) notify any or all account debtors, Credit Card Issuers or Credit Card/Check Processors that the Accounts and Credit Card/Check Processing Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors, Credit Card Issuers or Credit Card/Check Processors to make payments of Accounts and Credit Card/Check Processing Receivables directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts and Credit Card/Check Processing Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor, Credit Card Issuer, Credit Card/Check Processor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts and Credit Card/Check Processing Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof or for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts due from such account debtor and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

     7.3  Inventory Covenants.  With respect to the Inventory:
          -------------------

          (a) Borrowers shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrowers' cost therefor and daily withdrawals therefrom and additions thereto;

          (b) Borrowers shall cause a third party firm acceptable to Lender to conduct a complete physical count of the Inventory at a minimum of once every twelve (12) months but at any time as Lender may reasonably request upon the occurrence and during the continuance of an Event of Default, and promptly following such physical count such firm shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count;

          (c) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrowers' business and except to move Inventory directly from one location set forth or permitted herein to another such location;

          (d) upon Lender's request, Borrowers shall, at their expense, no more than four (4) times in any twelve (12) month period as to desktop appraisals, and no more than one (1) time in any twelve (12) month period as to full appraisals, but at any time or times as Lender may request upon the occurrence and during the continuance of an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and addressing such issues as Lender may require in its commercially reasonable judgment, issued by an appraiser acceptable to Lender, and addressed to Lender or upon which Lender is expressly permitted to rely (with the understanding that Lender may revise the definition of "Eligible Inventory" hereunder or establish Availability Reserves as Lender
    ------------------
may deem advisable in its sole discretion based upon the results of such updated appraisals);

          (e) Borrowers shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto);

          (f) Borrowers assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory;

          (g) Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrowers to repurchase such Inventory (except for returns made in the ordinary course of Borrowers' business pursuant to their existing policies and in accordance with their industry standards);

          (h) Borrowers shall keep the Inventory in good and marketable condition;

          (i) Borrowers shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval; and

          (j) upon the occurrence and during the continuance of an Event of Default, Borrowers shall not return any Inventory to its vendors without the prior consent of Lender.

     7.4  Equipment Covenants.  With respect to the Equipment:
          -------------------

          (a) upon Lender's request, Borrowers shall, at their expense, at any time or times as Lender may request upon the occurrence and during the continuation of an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology reasonably acceptable to Lender and by an appraiser acceptable to Lender;

          (b) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted);

          (c) Borrowers shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws;

          (d) the Equipment is and shall be used in Borrowers' business and not for personal, family, household or farming use;

          (e) Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrowers or to move Equipment directly from one such location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrowers in the ordinary course of business;

          (f) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; and

          (g) Borrowers assume all responsibility and liability arising from the use of the Equipment.

     7.5  Power of Attorney.  Borrowers hereby irrevocably designate and appoint
          -----------------
Lender (and all persons designated by Lender) as Borrowers' true and lawful attorney-in-fact, and authorizes Lender, in any Borrower's or Lender's name, to:

          (a)  at any time an Event of Default has occurred and is continuing:

               (i) demand payment on Accounts, Credit Card/Check Processing Receivables or other proceeds of Inventory or other Collateral;

               (ii) enforce payment of Accounts, Credit Card/Check Processing Receivables or other Obligations included in the Collateral by legal proceedings or otherwise;

               (iii) exercise all of Borrowers' rights and remedies to collect any Account, Credit Card/Check Processing Receivables or other proceeds of Inventory or other Collateral;

               (iv) sell or assign any Account and Credit Card/Check Processing Receivables upon such terms, for such amount and at such time or times as the Lender deems advisable;

               (v) settle, adjust, compromise, extend or renew any Accounts and Credit Card/Check Processing Receivables;

               (vi) discharge and release any Accounts and Credit Card/Check Processing Receivables or other Obligations included in the Collateral;

               (vii) prepare, file and sign Borrowers' name on any proof of claim in bankruptcy or other similar document against an account debtor;

               (viii) notify the post office authorities to change the address for delivery of Borrowers' mail to an address designated by Lender, and open and dispose of all mail addressed to Borrowers, provided, that, any such
                                                     --------  ----
mail received by Lender that does not constitute checks or other items of payment shall be forwarded by Lender to Borrowers promptly after receipt by Lender; and

               (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement and the other Financing Agreements; and

          (b) at any time, subject to the terms of the agreement(s) relating to the Blocked Account(s) to:

               (i) take control in any manner of any item of payment or proceeds thereof;

               (ii) have access to any lockbox or postal box into which Borrowers' mail is deposited;

               (iii) endorse Borrowers' name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations;

               (iv) endorse Borrowers' name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Accounts or Credit Card/Check Processing Receivables or any goods pertaining thereto or any other Collateral;

               (v) sign Borrowers' name on any verification of Accounts or Credit Card/Check Processing Receivables and notices thereof to account debtors, Credit Card Issuers or Credit Card/Check Processors; and

               (vi) execute in Borrowers' name and file any UCC financing statements or amendments thereto as deemed appropriate by Lender to perfect its security interests in the Collateral.

Borrowers hereby release Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of the gross negligence or willful misconduct of Lender or its officers, employees or designees as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     7.6  Right to Cure.  After the occurrence and during the continuance of an
          -------------
Event of Default, Lender may, at its option, (a) cure any default by Borrowers under any agreement with a third party or pay or bond on appeal any judgment entered against Borrowers, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrowers' account therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Lender under this Section
7.6 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.7  Access to Premises.  From time to time as requested by Lender, at the
          ------------------
cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of Borrowers' premises during normal business hours and after two
(2) Business Days prior notice to Borrowers, or at any time and without notice to Borrowers if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including, without limitation, the Records, and
(b) Borrowers shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may reasonably request, and (c) use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts or Credit Card/Check Processing Receivables and realization of other Collateral.

SECTION 8.     REPRESENTATIONS AND WARRANTIES.
               -------------------------------

     Each Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and the providing of Letter of Credit Accommodations by Lender to Borrowers:

     8.1       Corporate Existence, Power and Authority; Subsidiaries.  Each
               ------------------------------------------------------
Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements to which any Borrower is a party and the transactions contemplated hereunder and thereunder are all within such Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of such Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its property are bound. This Agreement and the other Financing Agreements to which any Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms. Borrowers do not have any subsidiaries except as set forth on the Information Certificates.

     8.2       Financial Statements; No Material Adverse Change. All financial
               ------------------------------------------------
statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operations of Borrowers as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrowers, since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

     8.3       Chief Executive Office; Collateral Locations. The chief executive
               --------------------------------------------
office of Borrowers and Borrowers' Records concerning Accounts and Credit Card/Check Processing Receivables are located only at the address set forth below and their only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificates, subject to the right of Borrowers to establish new locations in accordance with
Section 9.2 below. The Information Certificates or any notices delivered pursuant to Section 9.2 correctly identify any of such locations which are not owned by Borrowers and set forth the owners and/or operators thereof and, to the best of Borrowers' knowledge, the holders of any mortgages on such locations.

     8.4       Priority of Liens; Title to Properties.  The security interests
               --------------------------------------
and liens granted to Lender under this Agreement and the other Financing Agreements to which any Borrower is a party constitute valid and perfected first priority liens and security interests in and upon the Collateral to which such Borrower now has or hereafter acquires rights, subject only to the liens indicated on Schedule 8.4 hereto and the other
                                               ------------
liens permitted under Section 9.8 hereof. Each Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4
                                                                ------------
hereto or permitted under Section 9.8 hereof.

     8.5       Tax Returns.  Each Borrower has filed, or caused to be filed,
               -----------
in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid prior to delinquency all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     8.6       Litigation.  Except as set forth on the Information Certificates,
               ----------
there is no present investigation by any governmental agency pending, or to the Borrowers' actual knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the Borrowers' actual knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrowers would result in any material adverse change in the assets or business of Borrowers or would impair the ability of any Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon a material portion of the Collateral.

     8.7     Compliance with Other Agreements and Applicable Laws.  Each
             ----------------------------------------------------
Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and each Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority, except with respect to the annual reporting obligations imposed by Sections 103 and 104 of ERISA and Section 6039D of the Code with respect to the Plans (as defined in Section 8.10(a) hereof), as to which obligations Borrowers shall comply promptly.

     8.8       Bank Accounts.  All of the deposit accounts, investment accounts
               -------------
or other accounts in the name of or used by Borrowers maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the
                                             ------------
right of Borrowers to establish new accounts in accordance with Section 9.13 below.

     8.9       Environmental Compliance.
               ------------------------

               (a)  Except as set forth on Schedule 8.9 hereto, each Borrower
                                           ------------
has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any

Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrowers comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

               (b)  Except as set forth on Schedule 8.9 hereto, there has been
                                           ------------
no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrowers' knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrowers or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which such Borrower has transported, stored or disposed of any Hazardous Materials.

               (c) Each Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

               (d) Each Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

     8.10      Employee Benefits.
               -----------------

               (a) Except with respect to the Creative Computers 401(k) Plan and Trust, the Creative Computers Group Welfare Benefit Plan and the Creative Computers Flexible Benefit Plan (collectively, the "Plans"), each Borrower has not engaged in any transaction in connection with which such Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in Section 8.10(c) hereof and any deficiency with respect to vested accrued benefits described in
Section 8.10(d) hereof. With respect to the Plans, each Borrower has not engaged in any transaction in connection with which such Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code and has corrected, or undertaken reasonable efforts to promptly correct, any such transactions it has identified during the course of routine plan administration.

               (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrowers to be incurred with respect to any employee pension benefit plan of Borrowers or any of their ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of Borrowers or any of their ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

               (c) Full payment has been made of all amounts which Borrowers or any of their ERISA Affiliates are required under Section 302 of ERISA and
Section 412 of the Code to have paid under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in
Section 8.10(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(c) hereof.

               (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrowers that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.10(a) hereof and any accumulated funding deficiency described in Section 8.10(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

               (e) Neither Borrowers nor any of their ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

     8.11      Year 2000 Compliance.  Borrowers and any business in which any
               --------------------
Borrower holds a substantial interest and all customers, suppliers and vendors that are material to Borrowers' business are Year 2000 Compliant. As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all
         -------------------
software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, are properly performing date sensitive functions during and after the year 2000. Borrowers shall, immediately upon request, provide to Lender such certifications or other evidence of Borrowers' compliance with the terms hereof as Lender may from time to time require.

     8.12      Accuracy and Completeness of Information. All information
               ----------------------------------------
furnished by or on behalf of Borrowers in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificates is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business or assets of Borrowers, which has not been fully and accurately disclosed to Lender in writing.

     8.13      Survival of Warranties; Cumulative.  All representations and
               ----------------------------------
warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers shall now or hereafter give, or cause to be given, to Lender.

SECTION 9.     AFFIRMATIVE AND NEGATIVE COVENANTS.
               -----------------------------------

     9.1       Maintenance of Existence.  Each Borrower shall at all times
               ------------------------
preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Each Borrower shall give Lender thirty
(30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and such Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

     9.2       New Collateral Locations.  Any Borrower may open any new location
               ------------------------
within the continental United States provided such Borrower: (a) gives Lender ten (10) days prior written notice of the intended opening of any such new location; and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements and, if such Borrower leases such new location, provides a favorable landlord waiver or subordination.

     9.3       Compliance with Laws, Regulations, Etc.
               --------------------------------------

               (a) Each Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including, without limitation, the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

               (b) Borrowers shall take prompt and appropriate action to respond to any of Borrowers' non-compliance (to the extent Borrowers have knowledge thereof or would have knowledge thereof upon due inquiry) with any of the Environmental Laws and shall report to Lender on such response.

               (c) Borrowers shall give both oral and written notice to Lender immediately upon Borrowers' receipt of any notice of, or Borrowers' otherwise obtaining knowledge of:

                    (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material by any Borrower or upon any of its premises; or

                    (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to:

                         (A)  any non-compliance with or violation of any
Environmental Law by any Borrower;

                         (B)  the release, spill or discharge, threatened or
actual, of any Hazardous Material by any Borrower or upon any of its premises;

                         (C)  the generation, use, storage, treatment,
transportation, manufacture, handling, production or disposal of any Hazardous Materials by any Borrower or upon any of its premises; or

                         (D)  any other environmental, health or safety matter,
which could have a material adverse effect upon any Borrower or its business, operations or assets or any properties at which any Borrower transported, stored or disposed of any Hazardous Materials.

               (d) Borrowers shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material by any Borrower or upon any of its premises, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of such Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this
Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

               (e) To the extent any of the provisions of this Section 9.3 as they pertain to the Real Property are inconsistent with the provisions of the deed of trust in favor of Lender on the Real Property, the provisions of such deed of trust shall govern.

     9.4       Payment of Taxes and Claims.  Each Borrower shall duly pay and
               ---------------------------
discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Borrowers shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrowers agree to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided,
                                                                      --------
that, nothing contained herein shall be construed to require Borrowers to pay
- ----
any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.5       Insurance.  Borrowers shall, at all times, maintain with
               ---------
financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrowers fail to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrowers in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that

Lender shall be paid regardless of any act or omission by Borrowers or any of their affiliates. Subject to the provisions of the deed of trust executed by Creative Computers in favor of Lender, at its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

     9.6  Financial Statements and Other Information.
          ------------------------------------------

          (a) Borrowers shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrowers and their subsidiaries (if any) in accordance with GAAP and Borrowers shall furnish or cause to be furnished to
Lender: (i) within forty-five (45) days after the end of each fiscal month, monthly unaudited internally prepared consolidated and consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity) as of the end of and through such fiscal month, all in reasonable detail, which financial statements shall be prepared honestly and in good faith (provided that where such fiscal month does not end on the last day of a fiscal quarter, Lender understands that such financial statements are based upon information available at the time of preparation of such financial statements and may therefore not be accurate or complete), and where such fiscal month ends on the last day of a fiscal quarter, shall fairly present the financial position and the results of the operations of Borrowers and their subsidiaries and (ii) within one hundred twenty (120) days after the end of each fiscal year, audited consolidated and consolidating financial statements of Borrowers and their subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their subsidiaries as of the end of and for the fiscal year then ended.

          (b) Borrowers shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim which involves an amount in excess of Five Hundred Thousand Dollars ($500,000) and relates to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in any Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

          (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all financial reports which Borrowers send to their stockholders generally and copies of all reports and registration statements which Borrowers file with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

          (d) Borrowers shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information in respect of the Collateral and the business of

Borrowers, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other government agency or, subject to Section 12.5 below, to any participant or assignee or prospective participant or assignee. Borrowers hereby irrevocably authorize and direct all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Lender such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

     9.7       Sale of Assets, Consolidation, Merger, Dissolution, Etc.  Each
               --------------------------------------------------------
Borrower shall not, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) unless otherwise consented to by Lender in writing, which consent shall not be unreasonably withheld or delayed, sell, assign, lease, transfer, abandon or otherwise dispose of any capital stock of a subsidiary or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business, (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of such Borrower so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender and
(B) such sales for all Borrowers do not involve Equipment having an aggregate fair market value in excess of One Million Dollars ($1,000,000) for all such Equipment disposed of in any single transaction or in excess of Two Million Dollars ($2,000,000) for all such Equipment disposed of in any fiscal year of Borrowers and (iii) a sale of the Real Estate for a sales price of not less than Two Million Dollars ($2,000,000) cash, so long as no Event of Default has occurred and is continuing or would result from such sale, and provided that the sale proceeds are applied first to pay in full the outstanding principal amount of the Term Loan, together with all accrued but unpaid interest thereon, and any balance is applied to the outstanding principal amount of the Revolving Loans), or (c) form or acquire any subsidiaries (except as provided in Section 9.10(d) below), or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing. Notwithstanding the foregoing, the assets or capital stock of ecost may be sold, transferred or otherwise disposed, provided that the proceeds thereof are remitted to Lender for application to the Revolving Loans, and so long as no Event of Default has occurred and is continuing or would result therefrom.

     9.8       Encumbrances.  Borrowers shall not create, incur, assume or
               ------------
suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of their assets or properties, including, without limitation, the Collateral, except:
                                               ------

               (a)  the liens and security interests of Lender;

               (b) liens securing the payment of taxes, either not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on their books;

               (c)  security deposits in the ordinary course of business;

               (d) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrowers' business to the extent:

              (i)   such liens secure indebtedness which is not overdue; or

              (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer (subject to applicable deductibles) or being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on their books;

          (e) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrowers as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

          (f) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate so long as such security interests and mortgages do not apply to any property of Borrowers other than the Equipment or real estate so acquired and any additions or accessions thereto, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; and

          (g) the security interests and liens set forth on Schedule 8.4 hereto.
                                                            ------------

     9.9  Indebtedness.  Borrowers shall not incur, create, assume, become or be
          ------------
liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except:
              ------

          (a)  the Obligations;

          (b) trade obligations, operating lease obligations and other obligations incurred in the ordinary course of the Borrowers' business and not for borrowed money, together with normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Borrowers are contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrowers, and with respect to which adequate reserves have been set aside on their books;

          (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

          (d)  obligations or indebtedness set forth on Schedule 9.9 hereto;
                                                        ------------
provided, that, (i) Borrowers may only make regularly scheduled payments of
- --------  ----
principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) except as otherwise permitted under this Agreement, redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrowers or on their behalf, promptly after the receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be; and

           (e) indebtedness of any Borrower to another Borrower.

     9.10  Loans, Investments, Guarantees, Etc. Borrowers shall not, directly or
           ------------------------------------
indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except:
                                                             ------

           (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

           (b) investments in:

               (i)    short-term direct obligations of the United States
Government;

               (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of the Borrowers or to bearer and delivered to Lender;

               (iii)  commercial paper rated A1 or P1; provided, that, as to any
                                                       --------  ----
of the foregoing, unless waived in writing by Lender, Borrowers shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments;

           (c) the guarantees set forth in the Information Certificates;

           (d) Borrowers may make investments in, or purchase the stock of, other Persons engaged in the same or similar business as Borrowers so long as
(i) unless otherwise consented to by Lender in writing, which consent shall not be unreasonably withheld or delayed, the aggregate sum of all payments made by Borrowers on account of such investments or purchases (excluding any capital stock issued by any Borrower) shall not exceed One Million Dollars ($1,000,000) or, if the Excess Availability both immediately before and after giving effect to the investment or purchase is not less than Five Million Dollars ($5,000,000), then Five Million Dollars ($5,000,000), (ii) no Event of Default has occurred and is continuing or would result from such investments or purchases, (iii) Borrowers shall have pledged their interests in such Persons to Lender in a manner reasonably satisfactory to Lender, and (iv) to the extent any such Persons are to be a wholly owned subsidiary of Borrowers, such Persons guaranty the Obligations and pledge their assets to Lender in a manner reasonably satisfactory to Lender;

           (e) any Borrower may make loans or advances to, or investments in, another Borrower; and

           (f) Borrowers may make advances to their employees not to exceed One Million Dollars ($1,000,000) in the aggregate outstanding at any time.

     9.11  Dividends and Redemptions.  Borrowers shall not, directly or
           -------------------------
indirectly, declare or pay any dividends on account of any shares of any class of capital stock of Borrowers now or hereafter outstanding (except to IdeaMall), or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase, repurchase, recapitalize or otherwise acquire (except from IdeaMall) any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise)
in respect of any such shares (except to IdeaMall) or agree to do any of the foregoing; provided, that, IdeaMall may repurchase a portion of its capital
           --------  ----
stock so long as (a) the aggregate sum of all payments made on account of such repurchases shall not exceed Three Million Dollars ($3,000,000), (b) the Excess Availability upon giving effect to such repurchases shall not be less than Five Million Dollars ($5,000,000), and (c) no Event of Default has occurred and is continuing or would result from such repurchases.

     9.12  Transactions with Affiliates.  Borrowers shall not enter into any
           ----------------------------
transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrowers' business and upon fair and reasonable terms no less favorable to the Borrowers than Borrowers would obtain in a comparable arm's length transaction with an unaffiliated person.

     9.13  Additional Accounts.  Borrowers shall not, directly or indirectly,
           -------------------
open, establish or maintain any deposit account, investment account, credit card or check processing account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.8 hereto, except: (a) as to any new or additional Blocked
         ------------
Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrowers to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

     9.14  Compliance with ERISA.   Borrowers shall not with respect to any
           ---------------------
"employee pension benefit plans" maintained by Borrowers or any of their ERISA
Affiliates:

           (a)    (i)    terminate any of such employee pension benefit plans so
as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA;

                  (ii) allow or fail to correct promptly after discovery thereof any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject Borrowers or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA;

                  (iii) fail to pay to any such employee pension benefit plan any contribution which they are obligated to pay under Section 302 of ERISA,
Section 412 of the Code or the terms of such plan;

                  (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan;

                  (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation; or

                  (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

           (b) As used in this Section 9.14, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

     9.15  Adjusted Tangible Net Worth.  Borrowers on a consolidated basis shall
           ---------------------------
maintain Adjusted Tangible Net Worth, calculated in accordance with Exhibit C attached hereto, of not less than Six Million Two Hundred Fifteen Thousand Dollars ($6,215,000), tested as of the last day of each fiscal quarter if the Excess Availability is greater than Five Million Dollars ($5,000,000) and as of the last day of each month if the Excess Availability is equal to or less than Five Million Dollars ($5,000,000).

     9.16  Costs and Expenses.  Borrowers shall pay to Lender on demand all
           ------------------
reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to:

           (a) all reasonable costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);

           (b) all reasonable costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees;

           (c) reasonable costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto;

           (d) customary charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations;

           (e) reasonable costs and expenses of preserving and protecting the Collateral;

           (f) reasonable costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters);

           (g) all reasonable out-of-pocket expenses and costs incurred by Lender's examiners in the conduct of their periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the rate of Seven Hundred Fifty Dollars ($750) per person per day for Lender's examiners in the field and office; and

           (h) the reasonable fees and disbursements of counsel (including legal assistants) to Lender and any Participant in connection with any of the foregoing.

     9.17  Further Assurances.  At the request of Lender at any time and from
           ------------------
time to time, Borrowers shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrowers representing on behalf of Borrowers that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrowers hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender as deemed appropriate by Lender to perfect its security interests in the Collateral.

     9.18  DFS Intercreditor Agreement.  Lender shall not give a "Stop Approval
           ---------------------------
Notice" as defined and provided in the DFS Intercreditor Agreement unless an Event of Default has occurred and is continuing or the Excess Availability is less than Three Million Dollars ($3,000,000). Borrowers shall not borrow any moneys from DFS based upon Inventory supplied by or purchased through Apple Computer, including, but not limited to, Inventory bearing a trademark owned by Apple Computer. Borrowers shall also not borrow from DFS an aggregate outstanding principal sum in excess of One Million Dollars ($1,000,000) based upon Inventory bearing a trademark owned by Hewlett-Packard Company or its affiliates (collectively, "HP") or an aggregate outstanding principal sum in excess of One Million Dollars ($1,000,000) based upon Inventory bearing a trademark owned by International Business Machines Corporation or its affiliates (collectively, "IBM"), and the only such HP and IBM Inventory upon which Borrowers may borrow from DFS shall be Inventory that is being drop-shipped to Borrowers' customers.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES.
             -------------------------------

     10.1  Events of Default.  The occurrence or existence of any one or more of
           -----------------
the following events are referred to herein individually as an "Event of
                                                                --------
Default," and collectively as "Events of Default":
- -------                               -----------------

           (a) (i) Borrowers fail to pay any of the Obligations within two (2) Business Days after the same become due and payable or (ii) any Borrower or any Obligor fails to perform any of the covenants contained in this Agreement or the other Financing Agreements and such failure shall continue for twenty (20) days; provided, that, such twenty (20) day period shall not apply in the case of (A)
- --------  ----
any failure to observe any such covenant which is not capable of being cured at all or within such twenty (20) day period or which has been the subject of a prior failure within the preceding six (6) month period or (B) any failure by Borrowers to pursue a cure diligently and promptly during such twenty (20) day period or (iii) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

           (b) any representation, warranty or statement of fact made by any Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

          (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

          (d) any judgment for the payment of money is rendered against any of Borrowers or Obligors in excess of Five Hundred Thousand Dollars ($500,000) in any one case or in excess of One Million Dollars ($1,000,000) in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any material judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any of Borrowers or Obligors or any of their assets;

          (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or any Obligor, which is a partnership, limited liability company, or corporation, dissolves or suspends or discontinues doing business;

          (f) any Borrowers or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty
(30) days after the date of its filing or any Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or any Obligor or for all or any part of its property;

          (i) any default by any Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money or secured indebtedness owing to any person other than Lender (including without limitation DFS), or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in excess of Five Hundred Thousand Dollars ($500,000) in any one case or in excess of One Million Dollars ($1,000,000) in the aggregate, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

          (j) the acquisition by any Person (other than Frank Khulusi or Sam Khulusi) of the capital stock of IdeaMall if the effect of such acquisition is that such Person together with any of its affiliates hold, directly or indirectly, fifty percent (50%) or more of the issued and outstanding capital stock of IdeaMall;

          (k) the indictment or threatened indictment of any Borrower or any Obligor under any criminal statute, or the commencement or threatened commencement of criminal or civil proceedings against any Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of such Borrower or such Obligor;

          (l) there shall be a material adverse change in the business or assets of any Borrower or any Obligor after the date hereof; or

          (m) there shall be an Event of Default as defined in any of the other Financing Agreements.

    10.2  Remedies.
          --------

          (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrowers of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrowers or any Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any
                                     --------  ----
Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrowers waive the posting of any bond which might otherwise be required.

         (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrowers shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

         (d) Without limiting the foregoing, upon the occurrence of an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrowers.

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW.
             -------------------------------------------------------------

  11.1   Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
         ---------------------------------------------------------------------

         (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

         (b) Borrowers and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the state courts of the County of Los Angeles, State of California and of the United States District Court for the Central District of California and waive any objection based on venue or forum non conveniens
                                                        ----- --- ----------
with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrowers or their property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrowers or their property).

          (c) Borrowers hereby waive personal service of any and all process upon them and consent that all such service of process may be made by certified mail (return receipt requested) directed to their address set forth on the signature pages hereof and service so made shall be deemed to be completed five
(5) Business Days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrowers in any other manner provided under the rules of any such courts. Within thirty (30) days after such service or such other period as provided by applicable law, Borrowers shall appear in answer to such process, failing which Borrowers shall be deemed in default and judgment may be entered by Lender against Borrowers for the amount of the claim and other relief requested.

          (d) BORROWERS AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Lender shall not have any liability to Borrowers (whether in tort, contract, equity or otherwise) for losses suffered by Borrowers in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.

     11.2  Waiver of Notices. Borrowers hereby expressly waive demand,
           -----------------
presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein and except to the extent such waiver is prohibited by applicable law. No notice to or demand on Borrowers which Lender may elect to give shall entitle Borrowers to any other or further notice or demand in the same, similar or other circumstances.

     11.3  Amendments and Waivers. Neither this Agreement nor any provision
           ----------------------
hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     11.4  Waiver of Counterclaims. Borrowers waive all rights to interpose any
           -----------------------
claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5  Indemnification.  Borrowers shall indemnify and hold Lender, and its
           ---------------
directors, agents, employees and counsel (each an "Indemnified Party"), harmless
                                                   -----------------
from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them (unless arising from the gross negligence or willful misconduct of any Indemnified Party) in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this
Section 11.5 may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which they are permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this
Section 11.5. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12.    TERM OF AGREEMENT; MISCELLANEOUS.
               ---------------------------------

     12.1      Term.
               ----

               (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrowers may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party or parties at least sixty (60) days prior written notice. Borrowers may terminate this Agreement prior to the end of the then current term, including any renewal term, for any reason upon sixty (60) days prior written notice to Lender, and in such case Borrowers agree to pay to Lender the applicable early termination fee provided for in Section 12.1(c) hereof. Regardless of the timing of termination, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid non-contingent Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, Los Angeles time.

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrowers of their respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid, provided, that, Lender shall terminate
                                       --------  ----
its security interests in the Collateral upon the payments and furnishing of cash collateral by Borrowers to Lender in the full sums required in Section 12.1(a) above.

          (c) If for any reason this Agreement is terminated prior to the end of the then current term or a renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


                  Amount                                    Period
                  ------                                    ------
   (i)   0.50% of the Maximum Credit     from the date of this Agreement to and
                                         including the day preceding the first
                                         anniversary of this Agreement

  (ii)   0.25% of the Maximum Credit     from the first anniversary of this
                                         Agreement to and including the day
                                         preceding the second anniversary of
                                         this Agreement

 (iii)   0.125% of the Maximum Credit    from the second anniversary of this
                                         Agreement to and including the day
                                         preceding the Renewal Date.


Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrowers or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this
Section 12.1 shall be deemed included in the Obligations. The early termination fee shall be waived if the Obligations are repaid after the first anniversary of this Agreement, from the proceeds of loans made by Reference Bank or its affiliates, or from the proceeds of unsecured loans.

     12.2 Notices.  All notices, requests and demands hereunder shall be in
          -------
writing and (a) made to Lender at its address set forth below and to Borrowers at their chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

  12.3    Partial Invalidity.  If any provision of this Agreement is held to be
          ------------------
invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

  12.4    Successors.  This Agreement, the other Financing Agreements and any
          ----------
other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that Borrowers may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender.

  12.5    Assignments and Participations.
          ------------------------------

          (a) Lender may, at any time, sell participating interests in all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including all or a part of its interest in the Obligations) to not more than three (3) Participants. In the event of any such sale by Lender of a participating interest to a Participant, Lender's obligations under this Agreement to the Borrowers shall remain unchanged, Lender shall remain solely responsible for the performance thereof, Lender shall remain the holder of any such rights and obligations for all purposes under this Agreement and the other Financing Agreements, and Borrowers shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement and the other Financing Agreements.

          (b) Lender may, at any time, assign to one or more Eligible Transferees, all (or less than all, but in no event less than $5,000,000) of its rights and obligations under this Agreement and the other Financial Agreements, pursuant to an assignment agreement, in form and substance satisfactory to Lender, executed by such Eligible Transferee and Lender, provided, that, if
                                                         --------  ----
Lender shall assign any portion (other than all) of its rights and obligations to an Eligible Transferee, Lender (or such other person as Lender may designate) shall act as agent on behalf of Lender and such Eligible Transferees for all purposes hereunder. Notwithstanding anything to the contrary contained herein, Lender may assign all or any portion of its rights and obligations under this Agreement and the other Financing Agreements to any Person (i) in connection with the merger, consolidation, sale, transfer or other disposition of all or any substantial portion of its business, loan portfolio or other assets with or to such Person or (ii) at any time an Event of Default shall exist or have occurred and is continuing or (iii) with the consent of Borrowers which shall not be unreasonably withheld, delayed or conditioned.

  12.6    Participant's Security Interest.  If a Participant shall at any time
          -------------------------------
participate with Lender in the Loans, Letter of Credit Accommodations or other Obligations, Borrowers hereby grant to such Participant and such Participant shall have and is hereby given, a continuing lien on and security interest in any money, securities and other property of Borrowers in the custody or possession of the Participant, including the right of setoff, to the extent of the Participant's participation in the Obligations, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct lender.

  12.7    Confidentiality.
          ---------------

          (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrowers pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by Borrowers to Lender, provided, that,
                                                           --------  ----
nothing contained herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation, subpoena or court order,
(ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 12.7, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

          (b) In no event shall this Section 12.7 or any other provision of this Agreement or applicable law be deemed (i) to apply to or restrict disclosure of information that has been or is made public by Borrowers or any third party without breach of this Section 12.7 or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than Borrowers, (iii) require Lender to return any materials furnished by Borrowers to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by
         -----------------------------------------------------
The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this
Section 12.7 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

  12.8    Entire Agreement.  This Agreement, the other Financing Agreements, any
          ----------------
supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

  12.9    Publicity.  Borrowers consent to Lender publishing a tombstone or
          ---------
similar advertising material relating to the financing transaction contemplated by this Agreement.

SECTION 13.  JOINT AND SEVERAL LIABILITY AND SURETYSHIP WAIVERS
             --------------------------------------------------

  13.1    Independent Obligations; Subrogation.  The Obligations of each
          ------------------------------------
Borrower hereunder are joint and several. To the maximum extent permitted by law, each Borrower hereby waives any claim, right or remedy which either may now have or hereafter acquire against any other Borrower that arises hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Lender against any Borrower or any Collateral which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise until the Obligations are fully paid and finally discharged. In addition, each Borrower hereby waives any right to proceed against the other Borrowers, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which any Borrower

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

may now have or hereafter have as against the other Borrowers with respect to the Obligations until the Obligations are fully paid and finally discharged. Each Borrower also hereby waives any rights of recourse to or with respect to any asset of the other Borrowers until the Obligations are fully paid and finally discharged.

  13.2    Authority to Modify Obligations and Security.  Each Borrower
          --------------------------------------------
authorizes Lender, without notice or demand and without affecting any Borrower's liability hereunder, from time to time, whether before or after any notice of termination hereof or before or after any default in respect of the Obligations, to: (a) renew, extend, accelerate, or otherwise change the time for payment of, or otherwise change any other term or condition of, any document or agreement evidencing or relating to any Obligations as such Obligations relate to the other Borrowers, including, without limitation, to increase or decrease the rate of interest thereon; (b) accept, substitute, waive, defease, increase, release, exchange or otherwise alter any Collateral, in whole or in part, securing the other Borrowers' Obligations; (c) apply any and all such Collateral and direct the order or manner of sale thereof as Lender, in its sole discretion, may determine; (d) deal with the other Borrowers as Lender may elect; (e) in Lender's sole discretion, settle, release on terms satisfactory to Lender, or by operation of law or otherwise, compound, compromise, collect or otherwise liquidate any of the other Borrowers' Obligations and/or any of the Collateral in any manner, and bid and purchase any of the collateral at any sale thereof;
(f) apply any and all payments or recoveries from the other Borrowers as Lender, in its sole discretion may determine, whether or not such indebtedness relates to the Obligations; all whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others; and (g) apply any sums realized from Collateral furnished by the other Borrowers upon any of its indebtedness or obligations to Lender as it in its sole discretion may determine, whether or not such indebtedness relates to the Obligations; all without in any way diminishing, releasing or discharging the liability of any Borrower hereunder.

  13.3    Waiver of Defenses.  Upon an Event of Default by any Borrower in
          ------------------
respect of any Obligations, and except as required in Section 726 of the California Code of Civil Procedure, Lender may, at its option and without additional notice to any Borrower, proceed directly against any Borrower to collect and recover the full amount of the liability hereunder, or any portion thereof, and each Borrower waives any right to require Lender to: (a) proceed against the other Borrowers or any other person whomsoever; (b) proceed against or exhaust any Collateral given to or held by Lender in connection with the Obligations; (c) give notice of the terms, time and place of any public or private sale of any of the Collateral except as otherwise provided herein; or
(d) pursue any other remedy in Lender's power whatsoever. A separate action or actions may be brought and prosecuted against any Borrower whether or not action is brought against the other Borrowers and whether the other Borrowers be joined in any such action or actions; and each Borrower agrees that any payment of any Obligations or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to the liability hereunder.

  13.4    Exercise of Lender's Rights.  Each Borrower hereby authorizes and
          ---------------------------
empowers Lender in its sole discretion, without any notice or demand to such Borrower whatsoever and without affecting the liability of such Borrower hereunder, to exercise any right or remedy which Lender may have available to it against the other Borrowers.

  13.5    Additional Waivers.  Each Borrower waives any defense arising by
          ------------------
reason of any disability or other defense of the other Borrowers or by reason of the cessation from any cause whatsoever of the liability of the other Borrowers or by reason of any act or omission of Lender or others which directly or indirectly results in or aids the discharge or release of the other Borrowers or any Obligations or any Collateral by operation of law or otherwise. The Obligations shall be enforceable against each Borrower without regard to the validity, regularity or enforceability of any of the Obligations with respect to any of the other Borrowers or any of the documents related thereto or any collateral security documents securing any of the Obligations. No exercise by Lender of, and no omission of Lender to exercise, any power or authority recognized herein and no impairment or suspension of any right or remedy of Lender against any Borrower or any Collateral shall in any way suspend, discharge, release, exonerate or otherwise affect any of the Obligations or any Collateral furnished by the Borrowers or give to the Borrowers any right of recourse against Lender. Each Borrower specifically agrees that the failure of Lender (a) to perfect any lien on or security interest in any property heretofore or hereafter given any Borrower to secure payment of the Obligations, or to record or file any document relating thereto or (b) to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of any Borrower, shall not in any manner whatsoever terminate, diminish, exonerate or otherwise affect the liability of any Borrower hereunder.

  13.6    Additional Indebtedness.  Additional Obligations may be created from
          -----------------------
time to time at the request of any Borrower and without further authorization from or notice to any other Borrowers even though the borrowing Borrowers' financial condition may deteriorate since the date hereof. Each Borrower waives the right, if any, to require Lender to disclose to such Borrower any information it may now have or hereafter acquire concerning the other Borrowers' character, credit, Collateral, financial condition or other matters. Each Borrower has established adequate means to obtain from the other Borrowers on a continuing basis financial and other information pertaining to such Borrower's business and affairs, and assumes the responsibility for being and keeping informed of the financial and other conditions of the other Borrowers and of all circumstances bearing upon the risk of nonpayment of the Obligations which diligent inquiry would reveal. Lender need not inquire into the powers of any Borrower or the authority of any of its officers, directors, partners or agents acting or purporting to act in its behalf, and any obligations created in reliance upon the purported exercise of such power or authority is hereby guaranteed. All obligations of each Borrower to Lender heretofore, now or hereafter created shall be deemed to have been granted at each Borrower's special insistence and request and in consideration of and in reliance upon this Agreement.

  13.7    Subordination.  Except as otherwise provided in this Section 13.7, any
          -------------
indebtedness of any Borrower now or hereafter owing to any other Borrowers is hereby subordinated to the Obligations, whether heretofore, now or hereafter created, and whether before or after notice of termination hereof, and, following the occurrence and during the continuation of an Event of Default, no Borrower shall, without the prior consent of Lender, pay in whole or in part any of such indebtedness nor will any such Borrower accept any payment of or on account of any such indebtedness at any time while such Borrower remains liable hereunder. At the request of Lender, after the occurrence and during the continuance of an Event of Default, each Borrower shall pay to Lender all or any part of such subordinated indebtedness and any amount so paid to Lender at its request shall be applied to payment of the Obligations. Each payment on the indebtedness of any Borrower to the other Borrowers received in violation of any of the provisions hereof shall be deemed to have been received by any other Borrowers as trustee for Lender and shall be paid over to Lender immediately on account of the Obligations, but without otherwise affecting in any manner any such Borrower's liability under any of the provisions of this Agreement. Each Borrower agrees to file all claims against the other Borrowers in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any indebtedness of the other Borrowers to such Borrower, and Lender shall be entitled to all of any such Borrower's rights thereunder. If for any reason any such Borrower fails to file such claim at least thirty (30) days prior to the last date on which such claim should be filed, Lender, as such Borrower's attorney-in-fact, is hereby authorized to do so in Borrowers' name or, in Lender's discretion, to assign such claim to, and cause a proof of claim to be filed in the name of, Lender's nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the full amount payable on the claim in the proceeding, and to the full extent necessary for that purpose any such Borrower hereby assigns to Lender all such Borrower's rights to any payments or distributions to which such Borrower otherwise would be entitled. If the amount so paid is greater than any such Borrower's liability hereunder, Lender will pay the excess amount to the party entitled thereto.

  13.8    Revival.  If any payments of money or transfers of property made to
          -------
Lender by any Borrower should for any reason subsequently be declared to be, or in Lender's counsel's good faith opinion be determined to be, fraudulent (within the meaning of any state or federal law relating to fraudulent conveyances), preferential or otherwise voidable or recoverable in whole or in part for any reason (hereinafter collectively called "voidable transfers") under the Bankruptcy Code or any other federal or state law and Lender is required to repay or restore, or in Lender's counsel's opinion may be so liable to repay or restore, any such voidable transfer, or the amount or any portion thereof, then as to any such voidable transfer or the amount repaid or restored and all reasonable costs and expenses (including reasonable attorneys' fees) of Lender related thereto, such Borrower's liability hereunder shall automatically be revived, reinstated and restored and shall exist as though such voidable transfer had never been made to Lender.

  13.9    Understanding of Waivers.  Each Borrower warrants and agrees that the
          ------------------------
waivers set forth in this Section 13 are made with full knowledge of their significance and consequences. If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

     IN WITNESS WHEREOF, Lender and Borrowers have caused this Agreement to be duly executed as of the day and year first above written.


LENDER                                     BORROWER
- ------                                     --------

CONGRESS FINANCIAL
CORPORATION (WESTERN)                      IDEAMALL, INC.

By:  /s/ Vicky Balmot                      By: /s/ Ted Sanders
    -------------------------------            -------------------------------
Name:    Vicky Balmot                      Name:  Ted Sanders
                                                  ----------------------------
Title:   Executive Vice President          Title: CFO and Assistant Secretary
                                                  ----------------------------

Address                                    CREATIVE COMPUTERS, INC.
- -------
251 South Lake Avenue, Suite 900
Pasadena, California 91101
                                           By: /s/ Ted Sanders
                                               -------------------------------
                                           Name:  Ted Sanders
                                                  ----------------------------
                                           Title: CFO, Secretary and Treasurer
                                                  ----------------------------

                                           ECOST.COM, INC.

                                           By: /s/ Ted Sanders
                                               -------------------------------
                                           Name:  Ted Sanders
                                                  ----------------------------
                                           Title: CFO, Secretary and Treasurer
                                                  ----------------------------

                                           ELINUX.COM, INC.


                                           By: /s/ Ted Sanders
                                               -------------------------------
                                           Name:  Ted Sanders
                                                  ----------------------------
                                           Title: Vice President, Secretary and
                                                  -----------------------------
                                                  Treasurer
                                                  ---------

                                           CREATIVE COMPUTERS INTEGRATED
                                           TECHNOLOGIES, INC.


                                           By: /s/ Ted Sanders
                                               -------------------------------
                                           Name:  Ted Sanders
                                                  ----------------------------
                                           Title: CFO, Secretary and Treasurer
                                                  ----------------------------

                                           COMPUTABILITY LIMITED


                                           By: /s/ Ted Sanders
                                               -------------------------------
                                           Name:  Ted Sanders
                                                  ----------------------------
                                           Title: Treasurer
                                                  ----------------------------


                                           Chief Executive Office
                                           ----------------------
                                           2555 West 190/th/ Street
                                           Torrance, California  90504